Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Northeast Investors Trust, a Massachusetts business trust (the Registrant), does hereby certify, to such officers knowledge, that:

The report on Form N-CSR for the period ended September 30, 2003 of the Registrant (the Form N-CSR) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

				Dated:   June 2, 2004
				Bruce H. Monrad
                                Chairman
                                (Principal Executive Officer)

                                Dated:  June 2, 2004
                                Gordon C. Barrett
                                Treasurer
                                (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.